EXHIBIT 10.24

                       AGREEMENT FOR FOOD SERVICES

     THIS AGREEMENT FOR FOOD SERVICES (this "Agreement"), made this 17th day of February 2000, is by and between MUNSON ROAD, LLC, a Connecticut limited liability company having an office at 16 Munson Road, Farmington, Connecticut 06032 ("Owner") and HOST AMERICA CORPORATION, a Delaware corporation having an office at Two Broadway, Hamden, Connecticut 06518-2697 ("Host").

                               Witnesseth

     In consideration of the covenants herein and intending to be legally bound hereby, the parties mutually agree as follows:

     OWNER hereby grants to HOST, the exclusive right to operate the dining and vending services at the building located at 16 Munson Road, Farmington, Connecticut (the Building"), and the non-exclusive right to provide vending machine and water and office coffee services at the Building. HOST will install vending machines, office coffee equipment, and water purification equipment as shall be mutually agreed upon, and will keep such equipment and machines adequately serviced and supplied with appropriate merchandise of good quality. HOST shall be responsible for the cost and expense of providing and installing said machines and equipment, the cost of product and the vending machine receipts shall be for OWNER's account.

     LOCATION OF EQUIPMENT:   The location of all manual (e.g., coffee,
water machines) and vending equipment and other facilities to be supplied by HOST shall be mutually agreed upon. Any moves of HOST vending or other equipment necessitated by growth or building rearrangements by OWNER, will be performed by HOST under conditions to be mutually agreed upon as the occasion arises. HOST shall make no alterations in the Premises unless authorized by OWNER in writing.

     OWNERSH[P OF EQUIPMENT: OWNER will furnish to HOST, without charge, food preparation and cafeteria areas, and adequate sanitary toilet facilities, including dining room furniture and food storage areas, owned by OWNER and to be used in connection with the food service. HOST has inspected the dining facility and found the same to be adequate for the performance of HOST's services hereunder. Any miscellaneous cafeteria equipment and any other equipment supplemental to the services to be provided by HOST hereunder shall remain HOST property at all times. OWNER will take reasonable precautions to protect said equipment from damage and will permit HOST to remove them upon termination of the initial term of this Agreement and any extensions thereof. HOST shall be responsible for any damage to the building resulting from the removal of any HOST property by HOST or its agents.

     MAINTENANCE AND EQUIPMENT:    The division of responsibility between
OWNER and HOST shall be as follows:

     OWNER will be responsible for:

     a) cleaning of the dining area floors, for the day-to-day cleaning of the dining area (other than dining room tables and chairs), and for the cleanliness of walls, ceilings, windows and light fixtures;

     b)   furnishing trash dumpsters in designated locations;

     c) furnishing exterminator services, semi-annual cleaning of hoods, ducts and filters, grease traps; and

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     d)   furnishing maintenance services if and when required for the proper maintenance and repairs of said premises, fixtures, furniture and OWNER owned equipment, and replacing said equipment when mutually agreed upon except in those cases where the necessity for replacement is caused through the negligence or misconduct of HOST employees.

     e) furnishing a register, office computer & printer, safe, two induction cookers and miscellaneous small wares as set forth on Addendum B attached hereto.

     As a cost of operation, HOST will be responsible for:

     a) keeping said premises, furniture, fixtures and manual food service equipment and vending machines in a clean and sanitary condition in accordance with recognized food industry standards and in accordance with all laws, ordinances, regulations and rules of federal, state and local authorities (collectively, "Laws");

     b) routine and daily cleaning (including floors) of the kitchen, the area behind "the Line", cold storage areas and counter areas;

     c) laundry service for kitchen linens (uniforms, kitchen cleaning cloths, etc.)

     d) purchasing of all food and supplies at normal wholesale or trade prices;

     e)   routine daily cleaning of the dining room tables and chairs.

     f)   providing, installing and repairing of vending machines; and

     g)   replacing vending equipment as required; and

     h) delivering kitchen and dining center trash to designated dumpster sites.

     MENUS:    HOST will post menus, complete with prices, and all menus
will be nutritionally acceptable to OWNER. HOST will provide specials which shall be posted one (1) week in advance.

     CATERING:      HOST, on request, will cater special functions for
OWNER upon reasonable advance notice at prices and terms as are mutually acceptable to the parties. OWNER will be responsible for any charges made by third parties vendors at OWNER'S facility for catering functions performed at OWNER's request, and HOST will invoice OWNER for any such charges. The shall be no increase in the management fee or general and administrative expense or any other additional charge in connection with HOST providing such catering services.

     LICENSES AND PERMITS:    HOST shall obtain, as a cost of operation
prior to commencing operations at the Building, all necessary permits, licenses and other approvals required by Law for its operation hereunder (collectively, "Permits"). HOST expects to begin operation on Monday, February 28, 2000. OWNER agrees to cooperate with HOST and to execute such documents as shall be reasonably necessary or appropriate to obtain the Permits. HOST shall indemnity and hold Owner harmless from and against any and all fines, orders, penalties, liabilities, losses, damages, costs and expenses resulting from the failure of HOST to comply with all Permits and all applicable Laws.

     UTILITIES:     OWNER shall, at its expense, provide HOST with
necessary and sufficient refrigeration, freezer space, heat, light, water, gas, electricity, and an extension telephone, with the availability for a computer modem, for the operations of the dining food service at each manual food service location.

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     RECORDS:  HOST will at all times maintain an accurate record of all merchandise inventories and sales in connection with the services provided by HOST hereunder. All such records shall be kept on file by HOST for a period of seven years, and HOST shall give OWNER and its agents the privilege, at any reasonable time, of auditing its records. All sales, for the purpose of this Agreement, are defined as cash collections less applicable federal, state and local taxes for which HOST has the sole responsibility to collect, report and pay to the taxing authorities.

     INSURANCE:     HOST shall procure and maintain, during the period of
this Agreement, the insurance described in the following sub-paragraphs. Insurance shall be with a one or more or companies qualified to do business in Connecticut acceptable to OWNER, and written on the standard approved comprehensive General Liability Policy form. HOST shall furnish OWNER with certificates showing that such insurance is in effect. The policies will include a clause stating that the insurance will not be cancelled or reduced until at least thirty (30) days prior notice is sent to OWNER by the insurance OWNER or agent. Such notice is to be sent by registered mail. HOST will also provide worker's compensation insurance for its employees and all other insurance, if any, as may be required by law.

     All liability insurance policies shall name OWNER and its subsidiaries, affiliates, and their respective officers, agents and employees as the additional named insured. It shall also include a severability of interest clause with respect to claims, demands, suits, judgements, costs, charges and expenses arising out of, or in connection with any loss, damage, or injury resulting from the negligence or other fault of HOST, it's agents, representatives, and employees. HOST shall furnish Certificates of Insurance to OWNER in the following minimum limits prior to execution of this Agreement:

     WORKER'S COMPENSATION INSURANCE as required by statute.
     EMPLOYER'S LIABILITY INSURANCE with a limit of not less than $1,000.000.
     UMBRELLA LIABILITY INSURANCE with a limit of not less than $10,000,000.
     COMPREHENSIVE COMMERCIAL GENERAL LIABILITY INSURANCE including broad form vendors coverage with limits of $2,000,000 each person and $2,000,000 each occurrence as respects personal injury, including death, and $1,000,000 as respects property damage for:

               1. Premises and Operations
               2. Products and completed operations
               3. Contractual liability for the liability assumed by OWNER

     COMPREHENSIVE AUTOMOBILE LIABILITY INSURANCE with limits of $1,000,000 per person and $1,000,000 per occurrence for personal injury, including death and $ 1,000,000 per occurrence for property damage each occurrence as respects property damage for all owned, non-owned and hired vehicles, used by HOST while performing operations in connection with this contract.

     INDEMNIFICATION:    HOST agrees to defend, indemnify, and hold OWNER
harmless from and against any and all claims (including costs of litigation and attorney's fees) for personal injury including death or damage to property arising out of or in connection with the HOST'S performance under this Agreement.

     BINDING EFFECT:     This Agreement will be binding upon will inure to
the benefit of the parties hereto and their respective successors, assigns ands representatives.

     PERSONNEL POLICIES:      All food and vending service employees will
be on HOST payroll. All persons employed by HOST at OWNER premises shall be in uniform at all times,

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except vending subcontractors who will service vending machines in behalf of HOST. Said vendors include Pepsi Cola, and such other vendors as may be required. HOST employees shall comply with the rules and regulation at any time promulgated by OWNER for the safe, orderly and efficient conduct of all activities being carried out while on OWNER premises.

     HOST shall not retain at the premises any employee not acceptable to OWNER for any reason. If OWNER objects to the continued employment of any HOST employee, it shall notify HOST in writing, stating the reason for its objections.

     OWNER will allow employees and agents of HOST access to service areas and equipment at all reasonable times. HOST, in performing work by this Agreement, shall not discriminate against any employee or applicant for employment because of race, color, creed, national origin, age, sex or disability. HOST employment policies meet the requirements of the Fair Labor Standards Act and all other regulations required by the United States Department of Labor. HOST is an equal opportunity employer.

     ACCOUNTING: HOST keeps records by accounting periods with each month ending on the last Friday of the month. Any statement rendered is due and payable within 30 days after receipt. Accounts, which are more than 30 days in arrears, are subject to late charges. Interest will be added at the rate of 1.5% per month on past due accounts.

     FINANCIAL CONSIDERATION:      OWNER agrees to reimburse HOST in
accordance with Financial Addendum A which is attached hereto and made a part hereof. HOST shall be responsible for all costs of operation of the food services described herein, and wages, salaries and benefits of its employees engaged to provide such services. In addition, HOST shall charge any applicable sales tax to all that purchase food from HOST, and shall be responsible for remittance of such taxes to the proper authorities. (See Contract Addendum A)

     PRE-OPENING EXPENSE:     OWNER will be billed on a separate invoice,
outside the operating P & L, for any out-of-pocket expenses authorized in writing by OWNER. These expenses are anticipated to be one time pre-opening costs, including inventory, labor and/or equipment.

     ADJUSTMENT OF FINANCIAL ARRANGEMENT:    In the event of material cost
changes (whether taxes, labor, merchandise or equipment), it is understood that commensurate adjustments in selling prices or other financial arrangements between HOST and OWNER shall be negotiated by the parties in good faith. All obligations hereunder are subject to federal, state and local regulations. In the event the Building or any facility in which HOST equipment and machines are located, are partially or completely damaged by fire, the elements, the public enemy, or any other casualty, and if HOST is prevented from operating hereunder because of such damage or because of riots, the same shall not be considered as a default under the provisions of this Agreement.

     CONFIDENTIAL INFORMATION:     Certain proprietary materials including
recipes, signage, surveys, management procedures, and similar information regularly used in HOST'S operations shall be confidential information. OWNER will not disclose any confidential information, directly or indirectly, during or for a period of one (1) year after the term of Agreement. OWNER will not photocopy or otherwise duplicate any such materials without HOST'S written consent. All confidential information will remain HOST'S exclusive property and will be returned to HOST immediately upon termination of this Agreement. HOST understands and agrees that the dining facility at the Building is solely for the use of the occupants of the Building and HOST shall not advertise for or otherwise seek to obtain users from outside the Building.

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     PROPOSAL FOR FOOD SERVICES:   The parties have entered into this
Agreement on the basis that the services to be provided by HOST, including menu items, shall be generally as set forth in that certain Proposal for Food Services dated January 14, 2000 submitted by HOST.

     COMMENCEMENT AND TERMINATION:      The term of this Agreement shall
commence on or about February 28, 2000, and shall remain in force for one
(1) year unless terminated as herein provided. HOST may terminate the contract with out cause, first having given sixty (60) days written notice of intention to do so. OWNER may terminate the contract without cause, by giving HOST sixty days (60) written notice of its intention to do so. Upon any such termination, the occupancy of OWNER'S premises shall end and HOST agrees to waive any claim for damages, including loss of anticipated income. In the event that either party defaults or fails to observe the provisions of this Agreement, the aggrieved party may give notice, in writing, of intention to terminate the contract. The party at fault will have ten (10) days to remedy the breach. If not remedied, this Agreement may be terminated thirty (30) days from the date of the original notification of default. Upon such termination, the occupancy of OWNER'S Premises shall end and HOST agrees to waive any claim for damages, including loss of anticipated income. HOST shall restore the facilities, equipment, and other items furnished by OWNER in the condition in which received, reasonable wear and tear accepted. HOST shall be responsible for all losses and damages to OWNER facilities resulting from HOST'S default, failure, or negligence during the term of contract. Any notice to be given hereunder shall, if to HOST, be sent to Geoffrey Ramsey, President, Host America Corporation, Two Broadway, Hamden, CT 06518-2697, by registered mail, hand-delivery or overnight courier (such as FedEx); and, if to OWNER, as follows:

     If to Owner by mail:                    With a copy to:
     -------------------                     --------------
     Munson Road, LLC                        Lawrence E. Merlin, Esq.
     c/o Konover Management Corporation      Cohen, Wakim & Merlin, P.C.
     P.O. Box 4054                           P.O. Box 4055
     Farmington, CT 06034-4054               Farmington, CT 06034-4055
     Attn.: Lisa Whitney, Senior Vice President


     IF TO OWNER BY HAND-DELIVERY OR
     -------------------------------
      OVERNIGHT COURIER:                     WITH A COPY TO:
      -----------------                      --------------
     Munson Road, LLC                        Lawrence E. Merlin, Esq.
     c/o Konover Management Corporation      Cohen, Wakim & Merlin, P.C.
     16 Munson Road                          16 Munson Road
     Farmington, Connecticut 06032           Farmington, Connecticut 06032
     Attn.: Lisa Whitney, Senior Vice President

                           [page 5 ends here]



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     STATE LAW DEFINITION:    The provisions of this Agreement shall be
construed under the laws of the State of Connecticut. In witness whereof, the parties have executed this Agreement as of the date first above written.


                         MUNSON ROAD, LLC

                         By:  Konover Management Corporation, its Manager



                              By   /s/ LISA WHITNEY
                                --------------------------------
                                Lisa Whitney
                                Senior Vice President
                                duly authorized



                         HOST AMERICA CORPORATION



                         By:  /s/ GEOFFREY RAMSEY
                            ---------------------------------
                            Geoffrey Ramsey
                            President
                            duly authorized









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